Exhibit 4.1

Execution Copy

SALE AND SERVICING AGREEMENT

among

WORLD OMNI AUTO RECEIVABLES TRUST 2008-A

Issuing Entity,

WORLD OMNI AUTO RECEIVABLES LLC,

Depositor,

and

WORLD OMNI FINANCIAL CORP.,

Servicer

Series 2008-A

Dated as of March 20, 2008

i

ii

Section 10.11	Nonpetition Covenants	41
Section 10.12	Limitation of Liability of Owner Trustee and Indenture Trustee	41
Section 10.13	Regulation AB	42

SCHEDULE A	Schedule of Receivables
SCHEDULE B	Location of Receivable Files
EXHIBIT A	Form of Distribution Statement to Noteholders
EXHIBIT B	Form of Servicers Certificate
EXHIBIT C	Initial SSA Assignment
EXHIBIT D	Subsequent Transfer SSA Assignment
APPENDIX A	Definitions and Rules of Construction
APPENDIX B	Additional Representations and Warranties

iii

SALE AND SERVICING AGREEMENT

This SALE AND SERVICING AGREEMENT is dated as of March 20, 2008, among WORLD OMNI AUTO RECEIVABLES TRUST 2008-A, a Delaware statutory trust, WORLD OMNI AUTO RECEIVABLES LLC, a Delaware limited liability company, as depositor, and WORLD OMNI FINANCIAL CORP., a Florida corporation.

WHEREAS, World Omni Financial Corp. has sold the Initial Receivables, and has agreed to sell Subsequent Receivables, if any, to World Omni Auto Receivables LLC pursuant to the Receivables Purchase Agreement;

WHEREAS, World Omni Auto Receivables LLC, as depositor, desires to sell the Initial Receivables and Subsequent Receivables, if any, to the Issuing Entity and the Issuing Entity desires to purchase such receivables; and

WHEREAS, the Servicer is willing to service, to make representations and warranties and to make certain repurchase representations with respect to such Receivables;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned them in Part I of Appendix A to this Agreement. All references herein to “the Agreement” or “this Agreement” are to this Sale and Servicing Agreement as it may be amended, supplemented (whether by Subsequent Transfer SSA Assignment, if any, or otherwise) or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.01 Conveyance of Initial Receivables. In consideration of the Issuing Entity’s delivery to or upon the order of the Depositor of the Notes and the Certificates, on the Closing Date the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuing Entity, without recourse (subject to the obligations of the Depositor set forth herein), pursuant to an assignment in the form attached hereto as Exhibit C (the “Initial SSA Assignment”) all right, title and interest of the Depositor whether now or hereafter acquired, and wherever located, in and to the following:

(a) the Initial Receivables identified on the Schedule of Receivables to the Initial SSA Assignment delivered to the Issuing Entity (all of which are identified in World

Omni’s computer files by a code indicating the Initial Receivables are owned by the Trust and pledged to the Indenture Trustee) and all monies received thereon and in respect thereof after the Initial Cutoff Date;

(b) the security interests in, and the liens on, the Financed Vehicles granted by Obligors in connection with the Initial Receivables and any other interest of the Depositor in such Financed Vehicles;

(c) any proceeds with respect to the Initial Receivables from claims on any physical damage, credit life or disability insurance policies covering such Financed Vehicles or Obligors;

(d) any Financed Vehicle that shall have secured an Initial Receivable and shall have been acquired by or on behalf of the Depositor, the Servicer or the Trust;

(e) all funds on deposit in, and “financial assets” (as such term is defined in the Uniform Commercial Code as from time to time in effect) credited to, the Trust Accounts, including the Reserve Account, the Negative Carry Account, if any, and the Pre-Funding Account, if any, from time to time, including the Reserve Account Initial Deposit, any Reserve Account Subsequent Transfer Deposit, the Negative Carry Account Initial Deposit, if any, and the Pre-Funding Account Initial Deposit, if any, and in all investments and proceeds thereof (including all income thereon);

(f) the Receivables Purchase Agreement;

(g) all “accounts,” “chattel paper,” “general intangibles” and “promissory notes” (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing; and

(h) the proceeds of any and all of the foregoing; provided, however, that the foregoing items (a) through (h) shall not include the Notes and Certificates.

Section 2.02 Intention of Parties. It is the intention of the Depositor and the Issuing Entity that the assignment and transfer contemplated herein constitute (and shall be construed and treated for all purposes, other than for tax purposes, as) a true and complete sale of the Initial Receivables and the other property of the Depositor specified in Section 2.01 hereof, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Issuing Entity. However, in the event that such conveyance is deemed to be a pledge to secure a loan (in spite of the express intent of the parties hereto that this conveyance constitutes, and shall be construed and treated for all purposes, other than for tax purposes, as a true and complete sale), the Depositor hereby grants to the Issuing Entity, for the benefit of the Noteholders, a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Initial Receivables and the other property of the Depositor specified in Section 2.01 hereof whether now existing or hereafter created and all proceeds of the foregoing to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

Section 2.03 Conveyance of Subsequent Receivables.

(a) If there is a Funding Period, subject to satisfaction of the conditions set forth in Section 2.03(b) below, in consideration of the Issuing Entity’s delivery on the related Subsequent Transfer Date, if any, to or upon the order of the Depositor of the amount described in Section 5.01(d) to be delivered to the Depositor, the Depositor does hereby agree to sell, transfer, assign, set over and otherwise convey to the Issuing Entity, without recourse (except as provided in Section 3.02), pursuant to an assignment in substantially the form of Exhibit D (a “Subsequent Transfer SSA Assignment”), all right, title and interest of the Depositor in, to and under:

(i)	the Subsequent Receivables identified in the Subsequent Transfer SSA Assignment (all of which are identified in World Omni’s computer files by a code indicating such Subsequent Receivables are owned by the Trust and pledged to the Indenture Trustee) and all monies received thereon and in respect thereof after the related Subsequent Cutoff Date;

(ii)	the security interests in, and the liens on, the Financed Vehicles granted by Obligors in connection with the Subsequent Receivables and any other interest of the Depositor in the Financed Vehicles;

(iii)	any proceeds with respect to the Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering the Financed Vehicles or Obligors;

(iv)	any Financed Vehicle that shall have secured a Subsequent Receivable and shall have been acquired by or on behalf of the Depositor, the Servicer or the Trust;

(v)	all “accounts,” “chattel paper,” “general intangibles” and “promissory notes” (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing; and

(vi)	the proceeds of any and all of the foregoing; provided, however, that the foregoing items (i) through (vi) shall not include the Notes and Certificates.

It is the intention of the Depositor and the Issuing Entity that the assignment and transfer contemplated by this Section 2.03 constitute (and shall be construed and treated for all purposes, other than for tax purposes, as) a true and complete sale of such Subsequent Receivables, if any, and the other property of the Depositor specified in Section 2.03(a) hereof, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Issuing Entity. However, in the event that such conveyance is deemed to be a pledge to secure a loan (in spite of the express intent of the parties hereto that this conveyance constitutes, and shall be construed and treated for all purposes, as a true and complete sale), the Depositor hereby grants to the Issuing Entity, for the benefit of the Noteholders, a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Subsequent Receivables, if any, and the other property of the Depositor specified in Section 2.03(a) hereof whether now existing or hereafter created and all proceeds of the foregoing to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

(b) If there is a Funding Period, the Depositor shall transfer to the Issuing Entity Subsequent Receivables and the other property and rights related thereto described in Section 2.03(a) above only upon the satisfaction of each of the following conditions precedent on or prior to the related Subsequent Transfer Date:

(i)	the Funding Period shall not have terminated;

(ii)	each of the representations and warranties made by the Depositor pursuant to Section 3.01 with respect to such Subsequent Receivables shall be true and correct as of the related Subsequent Transfer Date with the same effect as if then made, and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

(iii)	the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee a duly executed Subsequent Transfer SSA Assignment, including the Schedule of Receivables (which schedule shall be deemed to supplement the existing Schedule of Receivables in effect at such time);

(iv)	the applicable Reserve Account Subsequent Transfer Deposit for such Subsequent Transfer Date shall have been deposited in the Reserve Account pursuant to Section 5.01(d);

(v)	the Depositor shall, at its own expense, on or prior to each Subsequent Transfer Date, indicate in its computer files that the Subsequent Receivables conveyed on such date have been sold to the Issuing Entity pursuant to this Agreement and the related Subsequent Transfer SSA Assignment;

(vi)	the Depositor shall have taken any action required to maintain the first priority perfected ownership interest of the Issuing Entity in the Owner Trust Estate and the first priority perfected security interest of the Indenture Trustee in the Collateral;

(vii)

the Receivables in the Trust (after giving effect to the conveyance of the Subsequent Receivables to the Trust on such Subsequent Transfer Date) shall meet the following criteria: (A) the weighted average Annual Percentage Rate of the Receivables in the Trust shall not be less than [RESERVED]%, (B) not less than [RESERVED]% of the Aggregate Starting Principal Balance of the Receivables shall represent financings of new Financed Vehicles, (C) no Subsequent Receivable shall have a remaining term in excess of [RESERVED] months, (D) the weighted average original term to maturity of the Receivables in the Trust shall not be greater than [RESERVED] months, (E) not less than [RESERVED]% of Aggregate Starting Principal Balance of the Receivables shall represent financings of Toyota vehicles, (F) the weighted average FICO score of the Receivables in the Trust shall not be less than [RESERVED] and (G) such other criteria as may be required by the Rating Agencies;

(viii)	the Depositor shall have delivered to the Indenture Trustee and the Owner Trustee an Officers’ Certificate confirming the satisfaction of the conditions specified in this Section 2.03(b); and

(ix)	the Depositor shall have delivered to the Trust, the Indenture Trustee and the Rating Agencies an Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date.

(c) If there is a Funding Period, the Depositor covenants to transfer to the Issuing Entity pursuant to Section 2.03(a) before the termination of the Funding Period Subsequent Receivables with an aggregate Starting Principal Balance equal to the amount of the Pre-Funding Account Initial Deposit to the extent such Receivables were transferred to the Depositor under the Receivables Purchase Agreement.

ARTICLE III

THE RECEIVABLES

Section 3.01 Representations and Warranties of World Omni with Respect to the Receivables. On the Closing Date and each Subsequent Transfer Date, if any, World Omni, which sold the Receivables specified in the related SSA Assignment on such date, hereby makes the representations and warranties set forth in Appendix B hereto and hereby represents and warrants to the other parties hereto and to the Noteholders, with respect to such Receivables as of the applicable Cutoff Date:

(a) Characteristics of Receivables. Each Receivable (1) (A) was originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business, was fully and properly executed by the parties thereto, was purchased by World Omni from such Dealer under an existing dealer agreement, (B) was originated by World Omni, or (C) was originated by an independent third party and acquired by World Omni, (2) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (3) provides for level monthly payments (provided, that the payment in the first or last month in the life of the Receivable may be minimally different from the level payments and that certain of the Receivables did not require a payment to be made for up to six months from the date of execution of the contract) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate.

(b) Schedule of Receivables. The information set forth in the Schedule of Receivables is true and correct in all material respects as of the close of business on the applicable Cutoff Date, and no selection procedures believed by World Omni to be adverse to the Noteholders were utilized in selecting the Receivables. The computer tape or other listing regarding the Receivables made available to the Issuing Entity and its assigns (which computer tape or other listing is required to be delivered as specified herein) is true and correct in all material respects.

(c) Compliance with Law. To the best of World Omni’s knowledge, each Receivable, the sale of the Financed Vehicle and the sale of any related insurance policies thereon financed by the Receivables complied at the time it was originated or made and, at the execution of this Agreement, complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

(d) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e) No Government Obligor. None of the Receivables are due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

(f) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of World Omni as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of the Depositor as secured party and is assignable by World Omni to the Depositor, by the Depositor to the Issuing Entity and by the Issuing Entity to the Indenture Trustee.

(g) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

(h) No Amendments. No Receivable has been amended such that the amount of the Obligor’s scheduled payments has been increased.

(i) No Waiver. No provision of a Receivable has been waived, other than a discretionary waiver of a late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable or in connection with any extension which is reflected in the Servicer’s computer system.

(j) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or, to World Omni’s knowledge, threatened with respect to any Receivable.

(k) No Liens. To the best of World Omni’s knowledge, no liens or claims have been filed for work, labor or materials relating to a Financed Vehicle that are liens prior to, or equal to or coordinate with, the security interest in the Financed Vehicle granted by any Receivable.

(l) No Default. No Receivable has a payment that is more than 30 days overdue as of the applicable Cutoff Date, and, except as permitted in this paragraph, to the best of World Omni’s knowledge, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and World Omni has not waived and, except as permitted hereby, shall not waive any of the foregoing.

(m) Insurance. World Omni, in accordance with its customary servicing procedures, has determined that, at the origination of the Receivable, the Obligor had obtained physical damage insurance covering the Financed Vehicle. Under the terms of the Receivable the Obligor is required to maintain physical damage insurance covering the Financed Vehicle and having World Omni named as the loss payee.

(n) Title. It is the intention of World Omni that the transfer and assignment contemplated in the Receivables Purchase Agreement constitute a sale of the Receivables from World Omni to World Omni Auto Receivables LLC and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against World Omni under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by World Omni to any Person other than the Depositor. Immediately prior to the transfer and assignment contemplated in the Receivables Purchase Agreement, World Omni had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Depositor shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC except, in each case, for liens and encumbrances that will be released concurrent with the transfer of Receivables pursuant to the Receivables Purchase Agreement. It is the intention of the Depositor that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Depositor to the Issuing Entity and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Depositor to any Person other than the Issuing Entity. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Issuing Entity shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC.

(o) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or the Indenture is unlawful, void or voidable.

(p) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuing Entity a first perfected ownership interest in the Receivables, and to give the Indenture Trustee a first perfected security interest therein, shall have been made.

(q) One Original. There is only one executed original of each Receivable.

(r) Maturity of Receivables. In the case of Initial Receivables, each such Receivable has a final maturity date not later than March 13, 2015. In the case of Subsequent Receivables, if any, each such Receivable has a final maturity date not later than [RESERVED].

(s) Scheduled Payments. As of the Initial Cutoff Date, each Receivable being purchased on the Closing Date had a first scheduled due date on or prior to the end of the third month immediately following such Initial Cutoff Date. As of the applicable Subsequent Cutoff Date, if any, each Subsequent Receivable being purchased during the Funding Period had or will have a first scheduled due date on or prior to the end of the third month immediately following the applicable Subsequent Cutoff Date.

(t) Location of Receivable Files. The Receivable Files are, and will be, kept at the locations listed in Schedule B or at such other office or location as shall be specified to the Issuing Entity and the Indenture Trustee by written notice prior to any change in location together with the Opinion of Counsel required by Section 10.02(j).

(u) Outstanding Principal Balance. Each Receivable has an outstanding principal balance of at least $500.

(v) No Bankruptcies. No Obligor on any Receivable was noted in the Servicer’s computer system as having filed for bankruptcy.

(w) No Repossessions. No Receivable was secured by a Financed Vehicle that had been repossessed without reinstatement of the related contract.

(x) Chattel Paper. Each Receivable constitutes “tangible chattel paper” as defined in the UCC.

(y) Computer Records. World Omni and the Depositor will cause their accounting and computer records to be marked to indicate the sale and assignment of the Receivables from World Omni to the Depositor and from the Depositor to the Trust.

(z) Code. Each of the Receivables is identified on World Omni’s computer files by a code indicating the Receivables are owned by the Trust and pledged to the Indenture Trustee. The Receivables are the only Contracts listed on the Schedule of Receivables, are the only Contracts identified on World Omni’s computer files by such code, and are not identified on World Omni’s computer files by any other code.

Section 3.02 Repurchase upon Breach. The Depositor, the Servicer or the Owner Trustee (on behalf of the Trust), as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of World Omni’s representations and warranties made pursuant to Section 3.01. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Owner Trustee or receipt by the Owner Trustee of written notice from the Depositor or the Servicer of such breach, World Omni shall be obligated to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at World Omni’s option, the last day of the first Collection Period following the discovery) and World Omni shall deliver a revised Schedule of Receivables to the Depositor and the Trust which shall reflect the repurchase of such Receivables). In consideration of the repurchase of any such Receivable, World Omni shall remit the Purchase Amount, in the manner specified in Section 5.05. Subject to the provisions of Section 6.03, the sole remedy of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require World Omni to repurchase Receivables pursuant to this Section, subject to the conditions contained herein.

Section 3.03 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuing Entity hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuing Entity and the Indenture Trustee as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Indenture Trustee, as pledgee of the Issuing Entity, as of the Closing Date with respect to each Initial Receivable and as of the Subsequent Transfer Date with respect to each Subsequent Receivable, if any:

(a) the fully executed original Contract of such Receivable;

(b) the credit application fully executed by the Obligor or such other information as the Servicer may keep on file in accordance with its customary servicing procedures;

(c) the original certificate of title or such documents that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, evidencing the security interest of World Omni in the Financed Vehicle; and

(d) any and all other documents that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle.

Section 3.04 Duties of Servicer as Custodian.

(a) Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuing Entity and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuing Entity to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself. The Servicer shall promptly report to the Issuing Entity and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuing Entity or the Indenture Trustee of the Receivable Files.

(b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices, or at such other location, in each case as specified in Schedule B or at such other office or location as shall be specified to the Issuing Entity and the Indenture Trustee by written notice prior to any change in location together with the Opinion of Counsel required by Section 10.02(j).

The Servicer shall provide to the Indenture Trustee access to any and all documentation regarding the Receivables in such cases where the Indenture Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer’s normal security and confidentiality procedures and (d) at offices designated by the Servicer. Nothing in this Section 3.04(b) shall derogate from the obligation of the Servicer or the Indenture Trustee to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 3.04(b) as a result of such obligation shall not constitute a breach of this Section 3.04(b).

(c) Release of Documents. Upon instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

Section 3.05 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

Section 3.06 Custodian’s Indemnification. The Servicer as custodian shall indemnify the Trust, the Owner Trustee, and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee, or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

Section 3.07 Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Initial Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If World Omni shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of such Servicer as custodian may be terminated by the Indenture Trustee or by the Holders of the Controlling Securities evidencing not less than 25% of the Outstanding Amount of the Controlling Securities or, with the consent of Holders of the Controlling Securities evidencing not less than 25% of the Outstanding Amount of the Controlling Securities, by the Owner Trustee, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee’s agent at such place or places as the Indenture Trustee may reasonably designate.

ARTICLE IV

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 4.01 Duties of Servicer. The Servicer, for the benefit of the Issuing Entity (to the extent provided herein), shall manage, service, administer and receive collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer’s duties shall include collection and posting of all payments, making Advances, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, paying the fee of the Administrator out of its own funds pursuant to Section 1.03 of the Administration Agreement and furnishing a Servicer’s Certificate to the Indenture Trustee. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuing Entity (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer’s expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

Section 4.02 Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections as set forth in Section 5.03. The Servicer may grant extensions (although not more than six for the life of any Receivable (excluding the Servicer’s Payment Extension Program)), rebates or adjustments on a Receivable, which shall not, for the purposes of this Agreement, modify the day of the month on which payment is due (except in connection with a limited number of accommodations for Obligors of occasional requests in accordance with the Servicer’s customary servicing procedures) or change the method under which scheduled payments of interest are computed on such Receivable (other than with respect to the Servicer’s Payment Extension Program); provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase the Receivable from the Issuing Entity in accordance with the terms of Section 4.07. The Servicer shall not retain any fees in connection with any extension of a Receivable but shall instead deposit such fees into the Collection Account within two Business Days of receipt (including receipt of proper instructions regarding where to allocate such payment). The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate or the originally scheduled payments on any Receivable, other than as provided herein or as required by law.

Section 4.03 Realization upon Receivables. On behalf of the Issuing Entity, the Servicer shall use commercially reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include selling the Financed Vehicle at public or private sale. The Servicer is hereby authorized to exercise its discretion, consistent with its customary servicing procedures and the terms of this Agreement, in servicing Defaulted Receivables so as to maximize the realization of those Defaulted Receivables, including the discretion to choose to sell or not to sell any of the Defaulted Receivables. The Servicer shall not be liable for any such exercise of its discretion made in good faith.

Section 4.04 Physical Damage Insurance. To the extent applicable, the Servicer shall not take any action that would result in noncoverage under such physical damage insurance policy which, but for the actions of the Servicer, would have been covered thereunder. Any amounts collected by the Servicer under any physical damage insurance policy shall be deposited in the Collection Account pursuant to Section 5.02. The parties hereto acknowledge that the Servicer shall not force place any insurance coverage.

Section 4.05 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuing Entity and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

Section 4.06 Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of (i) payment by the Obligor (a) in full or (b) in part with a remaining total payment shortage amount which, according to the Servicer’s customary procedures, does not exceed the amount of total payment shortage that would permit the Servicer to release the related Financed Vehicle from the security interest or (ii) repossession, nor shall the Servicer impair the rights of the Issuing Entity, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivable.

Section 4.07 Purchase of Receivables upon Breach. The Servicer or the Owner Trustee, on behalf of the Trust, shall inform the other party and the Indenture Trustee and the Depositor promptly, in writing, upon the discovery of any breach pursuant to Section 4.02, 4.05, 4.06 or 7.01. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery or written notice (or, at the Servicer’s election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day and the Servicer shall deliver a revised Schedule of Receivables to the Depositor and the Trust, which shall reflect the repurchase of such Receivables. In consideration of the purchase of any such Receivable pursuant to the preceding sentence, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.05. Subject to Section 7.02, the sole remedy of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to Section 4.02, 4.05, 4.06 or 7.01 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

Section 4.08 Servicing Fee. The Servicing Fee for a Payment Date shall equal the product of (a) one-twelfth, (b) the Servicing Fee Rate and (c) the aggregate Principal Balance of the Receivables as of the first day of the related Collection Period; provided, however, that the Servicing Fee on the initial Payment Date shall be prorated to compensate for the length of the initial Collection Period not equaling one month and will be equal to $1,633,987.04. The Servicer shall also be entitled to all reimbursements for Advances as set forth in Section 5.04, late fees, any prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to the last paragraph of Section 7.02. The Servicer may, as long as it believes that sufficient collections will be available from interest collections on one or more future Payment Dates to pay the Servicing Fee, by notice to the Indenture Trustee on or before a Payment Date, elect to defer all or a portion of the Servicing Fee with respect to the related Collection Period, without interest. If the Servicer defers all of the Servicing Fee, the Servicing Fee for such related Collection Period will be deemed to equal zero.

Section 4.09 Servicer’s Certificate. Not later than 11:00 a.m. (New York time) on each Payment Determination Date, the Servicer shall deliver a Servicer’s Certificate pursuant to Section 5.08. Receivables to be purchased by the Servicer or to be repurchased by World Omni or the Depositor shall be identified by the Servicer by account number with respect to such Receivable (as specified in the Schedule of Receivables).

Section 4.10 Annual Statement as to Compliance; Item 1122 Servicing Criteria Assessment; Notice of Default.

(a) To the extent required by Regulation AB, the Servicer shall deliver (and shall cause each of its Reporting Subcontractors, if any, to delivery) to the Owner Trustee, the Indenture Trustee and the Swap Counterparty, on or before the date that is 90 days after the end of each calendar year, commencing with the calendar year ended December 31, 2008, an Officer’s Certificate as required under Item 1123 of Regulation AB, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or such shorter period as shall have elapsed since the Closing Date) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such reporting period, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder or Noteholder by a request in writing to the Owner Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

(b) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before the date that is 90 days after the end of each calendar year, commencing with the calendar year ended December 31, 2008, a report, dated as of December 31 (or other applicable date) of the preceding year, regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required under Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Deliveries pursuant to this Section 4.10(b) may be delivered by electronic mail.

(c) If the Issuing Entity is not required to file periodic reports under the Exchange Act or any other law, the reports referred to in this section may be delivered on or before the date that is 120 days after the end of each calendar year, commencing with the calendar year ended December 31, 2009. Deliveries pursuant to this Section 4.10(c) may be delivered by electronic mail.

(d) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, unless such default shall have been cured prior to such date, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

Section 4.11 Annual Independent Certified Public Accountants’ Report.

(a) The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to its Affiliates, to deliver to the Rating Agencies, the Indenture Trustee, the Owner Trustee and the Swap Counterparty, on or before the date that is 90 days after the end of the Servicer’s fiscal year, commencing with the fiscal year ended December 31, 2008, a report, dated as of December 31 of the preceding fiscal year, addressed to the board of directors of the Servicer, providing its assessment of compliance with the Servicing Criteria during the preceding fiscal year, including disclosure of any material instance of non-compliance, as required by Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB. Such attestation shall be in accordance with Rule 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Deliveries pursuant to this Section 4.11(a) may be delivered by electronic mail.

(b) If the Issuing Entity is not required to file periodic reports under the Exchange Act or any other law, the reports referred to in this section may be delivered on or before the date that is 120 days after the end of each calendar year, commencing with the calendar year ended December 31, 2009. Deliveries pursuant to this Section 4.11(b) may be delivered by electronic mail.

Section 4.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders and Noteholders access to the Receivable Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

Section 4.13 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

Section 4.14 Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and provided, further, that the Servicer shall remain obligated and be liable to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor. The Servicer shall give the Indenture Trustee written notice of any subservicer appointed hereunder,

Section 4.15 [Reserved].

Section 4.16 Exchange Act Certifications. To the extent permitted by Exchange Act Rules, the Servicer shall prepare, execute, file and deliver on behalf of the Issuing Entity any certification or other instrument as required by Exchange Act Rules 13a-14 and 15d-14.

ARTICLE V

TRUST ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

AND NOTEHOLDERS

Section 5.01 Establishment of Trust Accounts.

(a)  (i) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall cause to be established and maintained with and in the name of the Indenture Trustee an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

(ii) The Servicer, for the benefit of the Noteholders and the Swap Counterparty, shall cause to be established and maintained with and in the name of the Indenture Trustee an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(iii) The Servicer, for the benefit of the Noteholders, the Certificateholders and the Swap Counterparty, shall cause to be established and maintained with and in the name of the Indenture Trustee an Eligible Deposit Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

(iv) If there is a Funding Period, the Servicer, for the benefit of the Noteholders and the Swap Counterparty, shall cause to be established and maintained with and in the name of the Indenture Trustee an Eligible Deposit Account (the “Pre-Funding Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(v) If there is a Funding Period, the Servicer, for the benefit of the Noteholders and the Swap Counterparty, shall cause to be established and maintained with and in the name of the Indenture Trustee an Eligible Deposit Account (the “Negative Carry Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(b) Funds on deposit in the Collection Account, the Note Distribution Account, the Reserve Account, the Pre-Funding Account, if any, and the Negative Carry Account, if any, (collectively the “Trust Accounts”) shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. In absence of written direction from the Servicer, such funds shall be invested in Eligible Investments specified in clause (i) of the definition thereof. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders, the Certificateholders and the Swap Counterparty, as applicable; provided, that on each Payment Determination Date all interest and other Investment Earnings on funds on deposit in the Trust Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of Available Funds for the related Payment Date. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account, the Reserve Account, the Note Distribution Account, the Pre-Funding Account, if any, and the Negative Carry Account, if any, shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Payment Date or (B) on or before 10:00 a.m. on such next Payment Date if such investment is held in the corporate trust department of the institution with which the Collection Account, the Reserve Account, the Note Distribution Account, the Pre-Funding Account, if any, and the Negative Carry Account, if any, as applicable, is then maintained and is invested either (i) in a time deposit of the Indenture Trustee rated at least A-1 by Standard & Poor’s and Prime-1 by Moody’s (such account being maintained within the corporate trust department of the Indenture Trustee), (ii) in the Indenture Trustee’s common trust fund so long as such fund is rated in the highest applicable rating category by Standard & Poor’s and Moody’s or (iii) in Eligible Investments specified in clauses (g) or (i) of the definition thereof; and provided that Eligible Investments shall be available for redemption and use by the Indenture Trustee on the relevant Payment Date. In no event shall the Indenture Trustee be held liable for investment losses in Eligible Investments pursuant to this Section 5.01, except in its capacity as obligor thereunder.

(c)  (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, the Noteholders and the Certificateholders and the Swap Counterparty, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. The Indenture Trustee or the other Person holding the Trust Accounts as provided in this Section 5.01(c)(i) shall be the “Securities Intermediary.” If the Securities Intermediary shall be a Person other than the Indenture Trustee, the Servicer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 5.01.

(ii) With respect to the Trust Account Property, the Securities Intermediary agrees, by its acceptance hereof, that:

(A) The Trust Accounts are accounts to which Financial Assets will be credited.

(B) All securities or other property underlying any Financial Assets credited to the Trust Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Trust Accounts be registered in the name of the Trust, the Servicer or the Depositor, payable to the order of the Trust, the Servicer or the Depositor or specially indorsed to the Owner Trustee, the Servicer or the Depositor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(C) All property delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the appropriate Trust Account.

(D) Each item of property (whether investment property, Financial Asset, security, instrument of cash) credited to a Trust Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.

(E) If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Trust Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Trust, the Servicer, the Depositor or any other Person.

(F) The Trust Accounts shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Trust Accounts (as well as the securities entitlements (as defined in Section 8-102(a)(17) of the UCC) related thereto) shall be governed by the laws of the State of New York.

(G) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Trust Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Trust, the Depositor, the Swap Counterparty, the Servicer or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.01(c)(ii)(E) hereof.

(H) Except for the claims and interest of the Indenture Trustee and of the Trust in the Trust Accounts, the Securities Intermediary knows of no claim to, or interest in, the Trust Accounts or in any Financial Asset credited thereto. If any other person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Trust Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Servicer, the Swap Counterparty and the Trust thereof.

(I) The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Trust Accounts and/or any Trust Account Property simultaneously to each of the Servicer and the Indenture Trustee.

(iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(d) Pre-Funding Account. On the Closing Date, the Depositor shall deposit in the Pre-Funding Account $0.00 (the “Pre-Funding Account Initial Deposit”) from the net proceeds of the sale of the Notes. On each Subsequent Transfer Date, if any, the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account an amount equal to (i) the aggregate Starting Principal Balance of the Subsequent Receivables transferred to the Trust on such Subsequent Transfer Date less the Reserve Account Subsequent Transfer Deposit with respect to such Subsequent Transfer Date and distribute such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.03(b) with respect to such transfer, and (ii) the Reserve Account Subsequent Transfer Deposit with respect to such Subsequent Transfer Date and, on behalf of the Depositor, deposit such amount in the Reserve Account.

If the Pre-Funded Amount has not been reduced to zero on the Payment Date immediately following the calendar month in which the Funding Period, if any, ends, the Servicer shall instruct the Indenture Trustee to transfer from the Pre-Funding Account on such Payment Date any amount then remaining in the Pre-Funding Account to the Note Distribution Account for distribution in accordance with Section 8.02(g) of the Indenture.

(e) Negative Carry Account. On the Closing Date, the Depositor shall deposit in the Negative Carry Account $0.00 (the “Negative Carry Account Initial Deposit”) from the net proceeds of the sale of the Notes.

On each Payment Date during the Funding Period, if any, the Servicer will instruct the Indenture Trustee to withdraw from the Negative Carry Account (i) an amount equal to the Negative Carry Amount and deposit it into the Collection Account for application as Total Available Funds for such Payment Date, and (ii) the excess of the amount on deposit in the Negative Carry Account, if any, over the Required Negative Carry Account Balance (after withdrawal of the Negative Carry Amount for such Payment Date) and deposit it into the Collection Account for application as Available Funds for such Payment Date. In addition, on the Payment Date following the calendar month in which the last day of the Funding Period occurs, the Servicer will instruct the Indenture Trustee to withdraw from the Negative Carry Account the amount remaining on deposit in the Negative Carry Account (after giving effect to all withdrawals from the Negative Carry Account on that Payment Date) and deposit it into the Collection Account for application as Available Funds for such Payment Date.

Section 5.02 Collections. The Servicer shall remit to the Collection Account (and post such amounts to its records) within two Business Days of receipt of payment (including receipt of proper instructions regarding where to allocate such payment) all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, for so long as (i) World Omni remains the Servicer, (ii) no Servicer Default shall have occurred and be continuing and (iii) the Rating Agency Condition is met, the Servicer shall remit such collections with respect to the preceding calendar month to the Collection Account on the Payment Determination Date immediately preceding the related Payment Date. For purposes of this Article V the phrase “payments by or on behalf of Obligors” shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Depositor.

Section 5.03 Application of Collections. With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method.

Section 5.04 Advances. On each Payment Date, the Servicer shall deposit into the Collection Account an amount (such amount, an “Advance”), if positive, equal to (1) the Total Required Advances with respect to such Payment Date minus (2) the Outstanding Advance immediately following the preceding Payment Date. On each Payment Date, the Servicer shall be reimbursed for Outstanding Advances in an amount, if positive, equal to (1) the Outstanding Advances immediately following the preceding Payment Date minus (2) the Total Required Advances with respect to such Payment Date. The Servicer shall not make any advance in respect of principal on the Receivables.

Section 5.05 Additional Deposits. The Servicer and the Depositor shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 9.01. The Servicer will deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due. The Servicer shall, if necessary, deposit all Advances required to be made pursuant to Section 5.04 in the Collection Account on each Payment Date. All such other deposits shall be made on the Payment Determination Date for the related Collection Period.

Section 5.06 Distributions.

(i) On or before each Payment Determination Date, the Servicer shall calculate (A) all amounts required to be deposited in the Note Distribution Account, (B) all amounts required to be distributed to the Certificateholders, (C) all amounts required to be transferred from the Pre-Funding Account and the Negative Carry Account, if any, and (D) the net amount, if any, payable by or to the Trust under the Interest Rate Swaps.

(ii) Except as otherwise provided in clause (iii) below, on each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer’s Certificate delivered on the related Payment Determination Date pursuant to Section 4.09) to make the following deposits and distributions in the following order of priority, in each case, to the extent of Total Available Funds, if any, remaining after application thereof pursuant to prior clauses:

(A) pro rated to the applicable Swap Counterparty, the applicable Monthly Swap Payment Amount;

(B) pro rata (a) to the Note Distribution Account, the Class A Noteholders’ Interest Distributable Amount and (b) to the applicable Swap Counterparty, any Senior Swap Termination Payment Amount owed to such Swap Counterparty by the Trust;

(C) to the Note Distribution Account, the Noteholders’ First Priority Principal Distributable Amount;

(D) to the Note Distribution Account, the Class B Noteholders’ Interest Distributable Amount;

(E) to the Note Distribution Account, the Noteholders’ Second Priority Principal Distributable Amount;

(F) to the Reserve Account, the amount necessary to reinstate the balance in the Reserve Account up to the Required Reserve Amount;

(G) to the Note Distribution Account, an amount equal to the Noteholders’ Principal Distributable Amount minus any amounts allocated to the Note Distribution Account pursuant to clauses (C) and (E) above;

(H) pro rated to the applicable Swap Counterparty, any Subordinate Swap Termination Payment Amount together with any other amount due and payable by the Trust to such Swap Counterparty pursuant to the Interest Rate Swap; and

(I) to the Certificateholders, any remaining amounts; provided the Indenture Trustee has not received written instruction from the Certificateholders of 100% percentage interest in the Certificates to redeposit all or a portion of such Total Available Funds due such Certificateholders into the Collection Account.

The Holders of 100% Percentage Interest of the Certificates will have the right, but not the obligation, in their sole discretion, to instruct the Indenture Trustee in writing to retain in the Collection Account all or a portion of distributions otherwise payable to them pursuant to (I) above. If the Certificateholders make this election, these amounts will be treated as collections during the then current Collection Period and the Certificateholders will have no claim to such amounts (unless distributed on a subsequent Payment Date pursuant to (I) above).

(iii) In the event Notes are declared to be due and payable following the occurrence of an Event of Default under the Indenture, Available Funds will be distributed in the following order or priority:

(A) pro rated to the applicable Swap Counterparty, the applicable Monthly Swap Payment Amount;

(B) pro rata (a) to the Holders of the Class A Notes, the aggregate accrued and unpaid interest on each class of the Class A Notes and (b) to the applicable Swap Counterparty, any Senior Swap Termination Payment Amount owed to such Swap Counterparty by the Trust;

(C) if the Notes have been declared to be due and payable as a result of occurrence of an Event of Default under Section 5.01(a)(i) or (ii) of the Indenture, to the Holders of the Class A Notes, the aggregate Outstanding Amount of each Class of the Class A Notes;

(D) to the Holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(E) if the Notes have been declared to be due and payable as a result of occurrence of an Event of Default under the Indenture other than as a result of default in payment of any interest on or principal of any Note in accordance with the Indenture, to the Holders of the Class A Notes, the aggregate Outstanding Amount of each Class of the Class A Notes;

(F) to the Holders of the Class B Notes, the Outstanding Amount of the Class B Notes;

(G) pro rated to the applicable Swap Counterparty, any Subordinate Swap Termination Payment Amount together with any other amount due and payable by the Trust to such Swap Counterparty pursuant to the Interest Rate Swaps; and

(H) to the Certificateholders, any remaining amounts.

Section 5.07 Reserve Account.

(a) On the Closing Date, the Indenture Trustee will deposit, on behalf of the Depositor, the Reserve Account Initial Deposit into the Reserve Account.

(b) If the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits thereto or withdrawals therefrom on such Payment Date) is greater than the Required Reserve Amount for such Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw such amount from the Reserve Account and apply it as Total Available Funds for such Payment Date.

(c) In the event that the Total Available Funds for a Payment Date are not sufficient to make the full amount of the payments and deposits required pursuant to Sections 5.06(ii)(A), (B), (C), (D) and (E) on such Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Payment Date an amount equal to such shortfall, to the extent of funds available therein, and pay or deposit such amount according to the priorities set forth in Section 5.06(ii). In addition, amounts will be withdrawn from the Reserve Account as provided in Section 8.02(c) and (d) of the Indenture.

(d) Subject to Section 9.01, amounts will continue to be applied pursuant to Section 5.06 following payment in full of the Outstanding Amount of the Notes until the Pool

Balance is reduced to zero. Following the payment in full of the aggregate Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders, any amount remaining on deposit in the Reserve Account shall be distributed to the Certificateholders.

Section 5.08 Statements to Noteholders and Certificateholders. On each Payment Determination Date, the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies and the Swap Counterparty) for the Indenture Trustee to forward to The Depository Trust Company (which shall supply such statement to Noteholders in accordance with its procedures), a statement substantially in the form of Exhibit B, setting forth at least the following information as to the Notes, to the extent applicable:

(a) the amount of such distribution allocable to principal allocable to each Class of Notes;

(b) the amount of such distribution allocable to interest allocable to each Class of Notes;

(c) the Outstanding Amount of each Class of Notes and the Note Pool Factor for each such Class as of the close of business on the last day of the preceding Collection Period;

(d) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Servicing Fee and the change in such amount from the prior Payment Date;

(e) the balance of the Reserve Account on such Payment Determination Date after giving effect to deposits and withdrawals to be made on the immediate following Payment Date, if any;

(f) the amount, if any, distributed to Noteholders and Certificateholders from amounts on deposit in the Reserve Account or from other forms of credit enhancement;

(g) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (a) above;

(h) the Class A Noteholders’ Interest Carryover Shortfall;

(i) the Class B Noteholders’ Interest Carryover Shortfall;

(j) the number of Receivables purchased by, and the aggregate Purchase Amount paid by, World Omni or the Servicer with respect to the related Collection Period;

(k) delinquency information relating to the Receivables which are more than 30, 60 or 90 days delinquent;

(l) the aggregate amount of Receivables which have become Defaulted Receivables during the preceding Collection Period;

(m) the amount, if any, distributed to the Certificateholders and the balance of the Certificates after giving effect to all distributions reported under this clause (m);

(n) the Noteholders’ First Priority Principal Distributable Amount;

(o) the Noteholders’ Second Priority Principal Distributable Amount;

(p) the Noteholders’ Principal Distributable Amount;

(q) the Overcollateralization Target Amount for the immediately following Payment Date;

(r) the Negative Carry Amount, if any, and the balance, if any, of the Negative Carry Account on such date, after giving effect to deposits and withdrawals to be made on the immediately following Payment Date, if any;

(s) for Payment Dates during the Funding Period, if any, the Starting Principal Balance for all Subsequent Receivables transferred to the Trust since the preceding Payment Date, the remaining Pre-Funded Amount and the Investment Earnings on amounts on deposit in the Pre-Funding Account, if any, for the related Payment Period;

(t) for the Payment Date immediately following the calendar month in which the Funding Period, if any, ends, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables;

(u) the amount of outstanding Advances on such date;

(v) the number and dollar amount of Receivables at the beginning and end of the applicable Collection Period, and the weighted average coupon and weighted average remaining term of the Receivables held by the Trust;

(w) delinquency and loss information for the applicable Collection Period and any material changes in determining or defining delinquencies, charge-offs and uncollectible accounts;

(x) material breaches of pool asset representations and warranties or transaction covenants;

(y) any material modifications, extensions or waivers relating to the terms of or fees, penalties or payments on, pool assets during the distribution period or that, cumulatively, have become material over time;

(z) the Interest Rate for each Class of Notes for the next Payment Date, including One-Month LIBOR; and

(aa) the Monthly Swap Payment Amount, the Senior Swap Termination Payment Amount, if any, and the Subordinate Swap Termination Payment Amount, if any.

Each amount set forth on the Payment Date statement under clauses (a), (b), (h) and (i) above shall be expressed as a dollar amount per $1,000 of original principal amount of a Note. Deliveries pursuant to this Section 5.08 may be delivered by electronic mail.

Section 5.09 Net Deposits. As an administrative convenience, the Servicer will be permitted to make the deposit of collections on the Receivables, Advances and Purchase Amounts for or with respect to the Collection Period net of distributions (including without limitation the Servicing Fee) to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

Section 5.10 Transfer of Certificates. In the event any Holder of a Certificate shall wish to transfer such Certificate, the Depositor shall provide to such Holder and any prospective transferee designated by such Holder information regarding the Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act, pursuant to the exemption from registration provided by Rule 144A.

ARTICLE VI

THE DEPOSITOR

Section 6.01 Representations of Depositor. The Depositor makes the following representations on which the Issuing Entity is deemed to have relied in acquiring the Receivables. The representations speak as of the Closing Date and each Subsequent Transfer Date, if any, and shall survive the sale of the Receivables to the Issuing Entity and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the requisite power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the requisite power, authority and legal right to acquire and own the Receivables.

(b) Due Qualification. The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary material licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the Depositor’s earnings, business affairs or business prospects.

(c) Power and Authority. The Depositor has the requisite power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuing Entity, and the Depositor shall have duly authorized such sale and assignment to the Issuing Entity by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement or bylaws of the Depositor; (ii) breach, conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; (iii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement and the Basic Documents); or, (iv) to the best of the Depositor’s knowledge, violate any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties except, in the case of clauses (ii), (iii) and (iv), for such breaches, defaults, conflicts, liens or violations that would not have a material adverse effect on the Depositor’s earnings, business affairs or business prospects.

(f) No Proceedings. To the Depositor’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) which could reasonably be expected to adversely affect the federal or state income tax attributes of the Notes or the Certificates.

(g) All Consents. All authorizations, licenses, consents, orders or approvals of, or registrations or declarations with, any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Depositor in connection with the execution and delivery by the Depositor of this Agreement or any of the Basic Documents to which it is a party and the performance by the Depositor of the transactions contemplated by this Agreement or any of the Basic Documents to which it is a party, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Trust, the Noteholders or the Certificateholders.

Section 6.02 Limited Liability Company Existence.

(a) During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Depositor and its Affiliates will be conducted on an arm’s-length basis.

(b) During the term of this Agreement, the Depositor shall observe the applicable legal requirements for the recognition of the Depositor as a legal entity separate and apart from its affiliates, including the following:

(i) the Depositor shall maintain limited liability company records and books of account separate from those of its affiliates;

(ii) Except as otherwise provided in this Agreement, the Depositor shall not commingle its assets and funds with those of its affiliates;

(iii) the Depositor shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Depositor’s limited liability company actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and observe all other customary limited liability company formalities (and any successor Depositor not a limited liability company shall observe similar procedures in accordance with its governing documents and applicable law); and

(iv) the Depositor shall at all times hold itself out to the public under the Depositor’s own name as a legal entity separate and distinct from its affiliates.

Section 6.03 Liability of Depositor; Indemnities. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement:

(a) The Depositor shall indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Servicer and the Swap Counterparty and any of the officers, directors, employees and agents of the Issuing Entity, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuing Entity, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuing Entity or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

(b) The Depositor shall indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Certificateholders, the Noteholders and the Swap Counterparty and any of the officers, directors, employees and agents of the Issuing Entity, the Owner Trustee and the Indenture Trustee from and against any loss, liability or reasonable and documented expense incurred by reason of the Depositor’s willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

(c) The Depositor shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all reasonable and documented cost and expense, and all other losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee or (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

(d) The Depositor shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable and documented fees and expenses of counsel and expenses of litigation. If the Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest.

Notwithstanding anything to the contrary contained in this Agreement or any other document, the obligations of the Depositor under this Section 6.03 and Section 7.5 of the Depositor’s Limited Liability Company Agreement are solely the company obligations of the Depositor and shall be payable by it (x) solely from funds distributed to it in its capacity as Certificateholder available pursuant to, and in accordance with, the payment priorities set forth in Section 5.06 of this Agreement and (z) only to the extent that it receives additional funds designated for such purposes or to the extent it has additional funds available (other than funds described in preceding clause (x)). In addition, no amount owing by the Depositor hereunder or under Section 7.5 of its Limited Liability Company Agreement in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against it. No recourse shall be had for the payment of any amount owing hereunder or under Section 7.5 of the Depositor’s Limited Liability Company Agreement or any other obligation of, or claim against, the Depositor, arising out of or based upon this Section 6.03 or under Section 7.5 of its Limited Liability Company Agreement against any employee, officer, agent, directed or authorized person of the Depositor; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

Section 6.04 Merger or Consolidation of, or Assumption of Obligations of Depositor. Any Person (a) into which the Depositor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Depositor shall be a party or (c) which may succeed to the properties and assets of the Depositor substantially as a whole, which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default in respect of the Depositor under Section 8.01(b) or (c) shall have occurred and be continuing, and no event that, after notice or lapse of time, or both, would become a Servicer Default in respect of the Depositor under Section 8.01(b) or (c) shall have occurred and be continuing, (ii) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers’ Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, (a) the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above and (b) the Depositor may transfer its rights under this Agreement in accordance with Section 4.15 hereof.

Section 6.05 Limitation on Liability of Depositor and Others. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 6.06 Depositor May Own Notes. The Depositor and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as expressly provided herein or in any Basic Document.

Section 6.07 Security Interest. During the term of this Agreement, the Depositor will not take any action to assign the security interest in any Financed Vehicle other than pursuant to the Basic Documents.

ARTICLE VII

THE SERVICER

Section 7.01 Representations of Servicer. The Servicer makes the following representations on which the Issuing Entity is deemed to have relied in acquiring the Receivables. The representations speak as of the Closing Date, and shall survive the sale of the Receivables from time to time to the Issuing Entity and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

(b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary material licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the Servicer’s earnings, business affairs or business prospects.

(c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer; (ii) breach, conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; (iii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement and the Basic Documents); or, (iv) to the best of the Servicer’s knowledge, violate any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties except, in the case of clauses (ii), (iii) and (iv), for such breaches, defaults, conflicts, liens or violations that would not have a material adverse effect on the Servicer’s earnings, business affairs or business prospects.

(f) No Proceedings. To the Servicer’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) relating to the Servicer and which could reasonably be expected to adversely affect the federal or state income tax attributes of the Notes or the Certificates.

(g) Approvals. All approvals, licenses, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement have been or will be taken or obtained on or prior to the Closing Date, except where failure to obtain the same would not have a material adverse effect upon the rights of the Depositor, the Trust, the Noteholders or the Certificateholders.

Section 7.02 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

(a) The Servicer shall indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee, the Swap Counterparty, the Indenture Trustee, the Noteholders, the Certificateholders and the Depositor and any of the officers, directors, employees and agents of the Issuing Entity, the Owner Trustee and the Indenture Trustee from and against any and all reasonable and documented costs and expenses, and all other losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

(b) The Servicer shall indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Swap Counterparty, the Depositor, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuing Entity, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

For purposes of this Section, in the event of the termination of the rights and obligations of World Omni (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

Section 7.03 Merger or Consolidation of, or Assumption of Obligations of, Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(a) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or the District of Columbia and, if the Servicer is not the surviving entity, such corporation shall assume, without the execution or filing of any paper or further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Servicer hereunder; and

(b) the Servicer has delivered to the Owner Trustee and the Indenture Trustee and Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer will comply with this Section 7.03 and that all conditions precedent herein provided for relating to such transaction have been complied with.

The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.03 to the Rating Agencies, the Owner Trustee, the Depositor and the Indenture Trustee.

Section 7.04 Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuing Entity, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the Basic Documents and the rights and duties of the parties to this Agreement and the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

Section 7.05 World Omni Not To Resign as Servicer. Subject to the provisions of Section 7.03, World Omni shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law and cannot be cured. Notice of any such determination permitting the resignation of World Omni shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of World Omni in accordance with Section 8.02.

ARTICLE VIII

DEFAULT

Section 8.01 Servicer Default. Any one of the following events shall constitute a default by the Servicer (a “Servicer Default”):

(a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or distribution to the Certificateholders any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

(b) failure by the Servicer or, if the Servicer is an affiliate of the Depositor, the Depositor, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Depositor (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Depositor (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Depositor (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of the Notes evidencing not less than 50% of the Outstanding Amount of the Controlling Securities and the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than 50% of the percentage interest of the Certificates; or

(c) the occurrence of an Insolvency Event with respect to the Servicer or, if the Servicer is an affiliate of the Depositor, the Depositor.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of ten Business Days or referred to under clause (b) for a period of 90 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

So long as the Servicer Default shall not have been remedied or stayed by the application of the above paragraph, either the Indenture Trustee or the Holders of the Notes evidencing not less than 50% of the Outstanding Amount of the Controlling Securities, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. Further, in such event, the Servicer shall use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Receivables to the successor Servicer, and as promptly as practicable, the Servicer shall provide to the successor Servicer a current computer tape containing all information from the Receivables Files required for the proper servicing of the Receivables, together with the documentation containing any and all information necessary for the use of the tape. All reasonable and documented costs and expenses (including attorneys’ fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

Section 8.02 Appointment of Successor.

(a) Upon the Servicer’s receipt of notice of termination pursuant to Section 8.01 or the Servicer’s resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer’s termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

(b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

(c) The successor Servicer may not resign unless it is prohibited from serving as such by law.

Section 8.03 Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

Section 8.04 Waiver of Past Defaults. The Holders of Notes evidencing not less than 50% of the Outstanding Amount of the Controlling Securities may, on behalf of all Noteholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or to the Certificateholders in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

Section 8.05 Payment of Servicing Fees; Repayment of Advances. If the Servicer shall change, the predecessor Servicer shall be entitled to (i) receive any accrued and unpaid Servicing Fees through the date of such Successor Servicer’s acceptance hereunder in accordance with Section 4.08 and (ii) reimbursement for Outstanding Advances pursuant to Section 5.08 with respect to all Advances made by the predecessor Servicer.

ARTICLE IX

TERMINATION

Section 9.01 Optional Purchase of All Receivables.

(a) On the Payment Date immediately following (and on each Payment Date thereafter) the last day of any Collection Period as of which the then outstanding Pool Balance is 10% or less of the Aggregate Starting Principal Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts. To exercise such option, the Servicer shall deposit pursuant to Section 5.05 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including Defaulted Receivables), and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the Outstanding Amount of the Notes, all accrued but unpaid interest (including any overdue interest and premium) thereon and all amounts owing to the Swap Counterparty under the Interest Rate Swaps.

(b) As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

(c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder other than Section 5.07(b) and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendment.

(a) This Agreement may be amended by the Depositor, the Servicer and the Issuing Entity, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that such amendments require: (i) satisfaction of the Rating Agency Condition and (ii) an officer’s certificate of the Servicer stating that the amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder.

(b) This Agreement may also be amended from time to time by the Depositor, the Servicer and the Issuing Entity, with the consent of the Indenture Trustee, the consent of Holders of Notes evidencing not less than 50% of the Outstanding Amount of the Controlling

Securities (unless (i) the interests of the Noteholders are not affected materially and adversely, (ii) an Officer’s Certificate to that effect is delivered to the Indenture Trustee by the Depositor and (iii) satisfaction of the Rating Agency Condition) and the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than 50% of the percentage interest of the Certificates (unless (i) the interests of the Certificateholders are not affected materially and adversely and (ii) an Officer’s Certificate to that effect is delivered to the Owner Trustee by the Depositor) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, (b) change the provisions of this Sale and Servicing Agreement relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes or (c) reduce the consent percentages in this sentence, without the consent of the Holders of all outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates affected thereby.

(c) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification provided by the Servicer, of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

(d) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(e) Prior to the execution of any amendment to this Agreement, the Owner Trustee, on behalf of the Issuing Entity, and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(h)(A). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

(f) Notwithstanding any other provision of this Agreement, no amendment to this Agreement shall be effective unless the Swap Counterparty consents in writing to such amendment or such amendment will, as evidenced by a Materiality Opinion, have no material adverse effect on the interests of the Swap Counterparty; provided, however, that if an amendment is entered into pursuant to Section 10.01(a), in lieu of providing a Materiality Opinion, the Servicer may provide an Officers’ Certificate stating that such amendment will have no material adverse effect on the interests of the Swap Counterparty.

Section 10.02 Protection of Title to Trust.

(a) The Depositor shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuing Entity and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Depositor hereby authorizes the filing of such financing statements and hereby ratifies any such financing statements filed prior to the date hereof. The Depositor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) Neither the Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that could reasonably be expected to make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c) Each of the Depositor and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days’ prior written notice of any relocation of its principal executive office or a change in its jurisdiction of organization if, as a result of such relocation or change in its jurisdiction of organization, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Servicer shall maintain its computer systems so that, within five (5) Business Days from and after the time of sale under this Agreement of the Receivables, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly that such Receivable has been sold to the Issuing Entity.

(f) If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuing Entity and has been pledged to the Indenture Trustee.

(g) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust.

(h) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

(A) promptly after the execution and delivery of this Agreement, an Opinion of Counsel stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) no such action shall be necessary to preserve and protect such interest; and

(B) on or before March 31, in each calendar year, beginning in 2009, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (A) or (B) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

(i) The Depositor shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

(j) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, prior to any change in the location of the Receivable Files, an Opinion of Counsel stating that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to preserve and protect such interest.

Section 10.03 Notices. All demands, deliveries, notices, communications and instructions upon or to the Depositor, the Servicer, the Owner Trustee, the Swap Counterparty, the Indenture Trustee or the Rating Agencies under this Agreement shall be by facsimile, in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt, or, in the case of deliveries pursuant to Sections 4.10(b) and (c), 4.11(a) and (b) or 5.08, to the Swap Counterparty, the Owner Trustee, the Indenture Trustee or the Rating Agencies, by electronic mail (a) in the case of the Depositor, to World Omni Auto Receivables LLC, 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Telecopy: (954) 429-2685, Attention: Treasurer, (b) in the case of the Servicer, World Omni Financial Corp., 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Telecopy: (954) 429-2685, Attention: Treasurer, (c) in the case of the Issuing Entity or the Owner Trustee, at its Corporate Trust Office, Email: irene.siegel@db.com, (d) in the case of the Indenture Trustee, at its Corporate Trust Office, Email: jbobko@bankofny.com, (e) in the case of Moody’s, to Moody’s Investors Service, 7 World Trade Center at 250 Greenwich Street, New York, New

York 10007, Telecopy: 212-553-4642, Email: ServicerReports@Moodys.com, (f) in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Telecopy: 212-438-2599, Attention: Asset Backed Surveillance Department, Email: felix_herrera@standardandpoors.com, and (g) in the case of the Swap Counterparty, to Wachovia Bank, National Association, 301 S. College, DC-8, Charlotte, North Carolina 28202-0600, Attention: Derivatives Documentation Group (Structured Products); Telecopy (704) 383-0575; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 10.04 Assignment by the Depositor or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer.

Section 10.05 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Issuing Entity, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein, provided, however, that the Swap Counterparty shall be a third-party beneficiary to this Agreement, but only to the extent that it has rights specified herein or rights with respect to this Agreement specified under the Swap Counterparty Rights Agreement.

Section 10.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.09 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to any otherwise applicable conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.10 Assignment by Issuing Entity. Each of World Omni and the Depositor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuing Entity to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuing Entity in, to and under the Receivables and/or the assignment of any or all of the Issuing Entity’s rights and obligations hereunder to the Indenture Trustee.

Section 10.11 Nonpetition Covenants.

(a) Notwithstanding any prior termination of this Agreement, the Servicer and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuing Entity, acquiesce, petition or otherwise invoke or cause the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuing Entity under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity or any substantial part of their property, or ordering the winding up or liquidation of the affairs of the Issuing Entity.

(b) Notwithstanding any prior termination of this Agreement, the Servicer, solely in its capacity as a creditor of the Depositor, shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Depositor, acquiesce, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

(c) In the event that any Person (other than the Depositor) is deemed, under applicable law by any court or other authority of competent jurisdiction, to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the beneficial interest in the Trust (“other assets”), the parties to this Agreement acknowledge and agree that: (i) such Person’s claim is against the assets of the Trust and the Trust Estate only, (ii) such Person’s claim against any other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted (“entitled Persons”), including to the payment in full of all amounts owing to such entitled Persons, and (iii) the covenant set forth in the preceding clause (ii) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Section 10.12 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Deutsche Bank Trust Company Delaware, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuing Entity, and in no event shall Deutsche Bank Trust Company Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuing Entity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by The Bank of New York, not in its individual capacity but solely as Indenture Trustee and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity.

Section 10.13 Regulation AB. The Depositor and the Servicer acknowledge and agree that the purpose of this Section 10.13 is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and the Servicer agrees to comply with all reasonable requests made by the Depositor in good faith for delivery of information and shall deliver (and shall cause each of its Reporting Subcontractors to deliver) to the Depositor all information and certifications reasonably required by the Depositor to comply with its Exchange Act reporting obligations, including with respect to any of its predecessors or successors. The obligations of a Servicer to provide such information shall survive the removal or termination of a Servicer as Servicer hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WORLD OMNI AUTO RECEIVABLES TRUST 2008-A

by:	DEUTSCHE BANK TRUST COMPANY
DELAWARE, not in its individual capacity but solely as Owner Trustee,

By:	/s/ Irene Siegel
Name:	Irene Siegel
Title:	Attorney-in-fact

By:	/s/ Aranka R. Paul
Name:	Aranka R. Paul
Title:	Attorney-in-fact

WORLD OMNI AUTO RECEIVABLES LLC, as Depositor

By:	/s/ Ben Miller
Name:	Ben Miller
Title:	Assistant Treasurer

WORLD OMNI FINANCIAL CORP., as Servicer

By:	/s/ Ben Miller
Name:	Ben Miller
Title:	Assistant Treasurer

Acknowledged and accepted as of the day and year first above written:

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By:	/s/ John Bobko
Name:	John Bobko
Title:	Vice President

Sale and Servicing Agreement

SCHEDULE A

Schedule of Receivables

Bank Pool Elig. Cat. Elig. St. Type Account Number APR Orig. Term Rem. Term Sched Rem. Term Mthly. Pmt. Inv. Bal. Dealer Res.

[Delivered to the Owner Trustee and Indenture Trustee at Closing]

SCHEDULE B

Location of Receivable Files

World Omni Financial Corp.

6150 Omni Park Drive

Mobile, Alabama 36609

and

RecordMax LLC

2051 West I-65 Service Rd. N.

Mobile, AL 36618

EXHIBIT A

Form of Distribution Statement to Noteholders

World Omni Financial Corp.

World Omni Auto Receivables Trust 2008-A Payment Date Statement to Noteholders

Total Available Funds

Class A-1 Notes:	($ per $1,000 original principal amount)
Class A-2 Notes:	($ per $1,000 original principal amount)
Class A-3a Notes:	($ per $1,000 original principal amount)
Class A-3b Notes:	($ per $1,000 original principal amount)
Class A-4 Notes:	($ per $1,000 original principal amount)
Class B Notes:	($ per $1,000 original principal amount)

Outstanding Amount

Class A-1 Notes

Class A-2 Notes

Class A-3a Notes

Class A-3b Notes

Class A-4 Notes

Class B Notes

Note Pool Factor

Class A-1 Notes

Class A-2 Notes

Class A-3a Notes

Class A-3b Notes

Class A-4 Notes

Class B Notes

Servicing Fee

Servicing Fee Per $1,000 Note

Reserve Account Balance

A-1

EXHIBIT B

Form of Servicer’s Certificate

World Omni Financial Corp.

World Omni Auto Receivables Trust 2008-A Monthly Servicer’s Certificate

World Omni Auto Receivables Trust 2008-A

Monthly Servicer Certificate

mm/dd/yyyy

Dates Covered
Collections Period
Interest Accrual Period
30/360 Days
Actual/360 Days
Distribution Date

Collateral Pool Balance Data	$ Amount	# of Accounts
Pool Balance at mm/dd/yy
Receivables Balance at mm/dd/yy
Principal Payments
Defaulted Receivables
Repurchased Accounts

Pool Balance at mm/dd/yy

Pool Statistics	$ Amount	# of Accounts
Initial Receivables Balance
Pre-Funding Contracts added mm/dd/yy

Delinquent Receivables:
Past Due 31-60 days
Past Due 61-90 days
Past Due 91 + days

Total

Total 31+ Delinquent as % Ending Pool Balance

Recoveries
Aggregate Net Losses - mm/yyyy

Overcollateralization Target Amount
Actual Overcollateralization

Weighted Average APR, Yield Adjusted
Weighted Average Remaining Term

Flow of Funds	$ Amount
Collections
Advances
Investment Earnings on Cash Accounts
Servicing Fee
Interest Rate Swap Receipt

Available Funds

Distributions of Available Funds
(1) Monthly Swap Payment Amount
(2) Class A Interest
(3) First Priority Principal Distributable Amount
(4) Class B Interest
(5) Second Priority Principal Distributable Amount
(6) Required Reserve Account
(7) Noteholders’ Principal Distributable Amount
(8) Distribution to Certificateholders

Total Distributions of Available Funds

Servicing Fee
Unpaid Servicing Fee

Note Balances & Note Factors	$ Amount
Original Class A
Original Class B

Total Class A & B
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy

Class A-1
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy
Note Factor @ mm/dd/yy

Class A-2
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy
Note Factor @ mm/dd/yy

Class A-3a
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy
Note Factor @ mm/dd/yy

Class A-3b
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy
Note Factor @ mm/dd/yy

Class A-4
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy
Note Factor @ mm/dd/yy

Class B
Note Balance @ mm/dd/yy
Principal Paid
Note Balance @ mm/dd/yy
Note Factor @ mm/dd/yy

Interest & Principal Payments	$ Amount
Total Interest Paid
Total Principal Paid

Total Paid

Class A-1
Coupon
Interest Paid
Principal Paid

Total Paid to A-1 Holders

Class A-2
Coupon
Interest Paid
Principal Paid

Total Paid to A-2 Holders

Class A-3a
Coupon
Interest Paid
Principal Paid

Total Paid to A-3a Holders

Class A-3b
Coupon
Interest Paid
Principal Paid

Total Paid to A-3b Holders

Class A-4
Coupon
Interest Paid
Principal Paid

Total Paid to A-4 Holders

Class B
Coupon
Interest Paid
Principal Paid

Total Paid to B Holders

Distribution per $1,000 of Notes	Total
Total Interest Distribution Amount
Total Interest Carryover Shortfall
Total Principal Distribution Amount

Total Distribution Amount

A-1 Interest Distribution Amount
A-1 Interest Carryover Shortfall
A-1 Principal Distribution Amount

Total A-1 Distribution Amount

A-2 Interest Distribution Amount
A-2 Interest Carryover Shortfall
A-2 Principal Distribution Amount

Total A-2 Distribution Amount

A-3a Interest Distribution Amount
A-3a Interest Carryover Shortfall
A-3a Principal Distribution Amount

Total A-3a Distribution Amount

A-3b Interest Distribution Amount
A-3b Interest Carryover Shortfall
A-3b Principal Distribution Amount

Total A-3b Distribution Amount

A-4 Interest Distribution Amount
A-4 Interest Carryover Shortfall
A-4 Principal Distribution Amount

Total A-4 Distribution Amount

B Interest Distribution Amount
B Interest Carryover Shortfall
B Principal Distribution Amount

Total B Distribution Amount

Noteholders’ First Priority Principal Distributable Amount
Noteholders’ Second Priority Principal Distributable Amount
Noteholders’ Principal Distributable Amount

Account Balances	$ Amount
Advances
Balance as of mm/dd/yy
Balance as of mm/dd/yy
Change

Reserve Fund
Balance as of mm/dd/yy
Investment Earnings
Prior Month’s Investment Earnings paid
Withdrawal
Balance as of mm/dd/yy
Change

Reserve Fund Requirement

EXHIBIT C

Form of Initial SSA Assignment

As of March 20, 2008, for value received, in accordance with the Sale and Servicing Agreement, dated as of March 20, 2008 (the “Sale and Servicing Agreement”), among World Omni Auto Receivables LLC, a Delaware limited liability company (the “Depositor”), World Omni Auto Receivables Trust 2008-A (the “Issuing Entity”) and World Omni Financial Corp., a Florida corporation, (the “Servicer”), as acknowledged and accepted by The Bank of New York, as Indenture Trustee, the Depositor does hereby sell, assign, transfer and otherwise convey unto the Issuing Entity, without recourse, all right, title and interest of the Depositor in, to and under (a) the Initial Receivables identified on the Schedule of Receivables attached hereto having an aggregate Starting Principal Balance of $1,176,470,667.40 and all monies received thereon and in respect thereof after the Initial Cutoff Date; (b) the security interests in, and the liens on, the Financed Vehicles granted by Obligors in connection with the Initial Receivables and any other interest of the Depositor in such Financed Vehicles; (c) any proceeds with respect to the Initial Receivables from claims on any physical damage, credit life or disability insurance policies covering such Financed Vehicles or Obligors; (d) any Financed Vehicle that shall have secured an Initial Receivable and shall have been acquired by or on behalf of the Depositor, the Servicer or the Trust; (e) all funds on deposit in, and “financial assets” (as such term is defined in the Uniform Commercial Code as from time to time in effect) credited to, the Trust Accounts, including the Reserve Account, the Negative Carry Account, if any, and the Pre-Funding Account, if any, from time to time, including the Reserve Account Initial Deposit, any Reserve Account Subsequent Transfer Deposit, the Negative Carry Account Initial Deposit, if any, and the Pre-Funding Account Initial Deposit, if applicable, and in all investments and proceeds thereof (including all income thereon); (f) the Receivables Purchase Agreement; (g) all “accounts,” “chattel paper,” “general intangibles” and “promissory notes” (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing; and (h) the proceeds of any and all of the foregoing; provided, however, that the foregoing items (a) through (h) shall not include the Notes and Certificates.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuing Entity of any obligation of the undersigned to the Obligors, Dealers, insurers or any other Person in connection with the Initial Receivables, the agreements with Dealers, any insurance policies or any agreement or instrument relating to any of them.

This Initial SSA Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and is to be governed by the Sale and Servicing Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Sale and Servicing Agreement.

* * * * *

C-1

IN WITNESS WHEREOF, the undersigned has caused this Initial SSA Assignment to be duly executed as of the day and year first above written.

WORLD OMNI AUTO RECEIVABLES LLC

By:
Name:
Title:

EXHIBIT D

Form of Subsequent Transfer SSA Assignment

As of                     , for value received, in accordance with the Sale and Servicing Agreement, dated as of March 20, 2008 (the “Sale and Servicing Agreement”), among World Omni Auto Receivables LLC, a Delaware limited liability company (the “Depositor”), World Omni Auto Receivables Trust 2008-A (the “Issuing Entity”) and World Omni Financial Corp., a Florida corporation, (the “Servicer”), as acknowledged and accepted by The Bank of New York, as Indenture Trustee, the Depositor does hereby sell, assign, transfer and otherwise convey unto the Issuing Entity, without recourse, all right, title and interest of the Depositor in, to and under (a) the Subsequent Receivables identified on the Schedule of Receivables attached hereto having an aggregate Starting Principal Balance of $            and all monies received thereon and in respect thereof after the close of business on         , 200    ; (b) the security interests in, and the liens on, the Financed Vehicles granted by Obligors in connection with such Subsequent Receivables and any other interest of the Depositor in such Financed Vehicles; (c) any proceeds with respect to the Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering such Financed Vehicles or Obligors; (d) any Financed Vehicle that shall have secured such Subsequent Receivable and shall have been acquired by or on behalf of the Depositor, the Servicer or the Trust; (e) all “accounts,” “chattel paper,” “general intangibles” and “promissory notes” (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing; and (f) the proceeds of any and all of the foregoing; provided, however, that the foregoing items (a) through (f) shall not include the Notes and Certificates.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuing Entity of any obligation of the undersigned to the Obligors, Dealers, insurers or any other Person in connection with such Subsequent Receivables, the agreements with Dealers, any insurance policies or any agreement or instrument relating to any of them.

This Subsequent Transfer SSA Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and is to be governed by the Sale and Servicing Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Sale and Servicing Agreement.

* * * * *

D-1

IN WITNESS WHEREOF, the undersigned has caused this Subsequent Transfer SSA Assignment to be duly executed as the day and year first above written.

WORLD OMNI AUTO RECEIVABLES LLC

By:
Name:
Title:

APPENDIX B

Additional Representations and Warranties

1.	This Agreement, the Receivables Purchase Agreement and the Indenture create a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from World Omni, the Depositor and the Trust, respectively.

2.	World Omni has taken all steps necessary to perfect its security interest against each Obligor in the property securing the Receivables.

3.	The Receivables constitute “tangible chattel paper” within the meaning of the applicable UCC.

4.	World Omni owns and has good and marketable title to the Receivables and will transfer the Receivables free and clear of any Lien, claim or encumbrance of any Person.

5.	World Omni has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Depositor under the Receivables Purchase Agreement, to the Issuing Entity hereunder and to the Indenture Trustee under the Indenture.

6.	Other than (a) any security interests which have been released prior to or in connection with the execution of the Basic Documents and (b) the security interests granted to the Depositor, the Issuing Entity, and the Indenture Trustee pursuant to the Basic Documents, none of World Omni, the Depositor or the Issuing Entity has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. None of World Omni, the Depositor or the Issuing Entity has authorized the filing of, and is not aware of, any financing statements against World Omni, the Depositor or the Issuing Entity that include a description of collateral covering the Receivables other than any financing statement relating to the security interests granted to the Depositor, the Issuing Entity, and the Indenture Trustee under the Basic Documents or a financing statement that has been terminated with respect to the Receivables. None of World Omni, the Depositor or the Issuing Entity is aware of any judgment or tax lien filings against World Omni, the Depositor or the Issuing Entity.

7.	World Omni, as Servicer, has in its possession all original copies of the Receivable Files that constitute or evidence the Receivables. The Receivables Files that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Issuing Entity or the Indenture Trustee. All financing statements filed or to be filed against World Omni, the Depositor or the Issuing Entity in favor of the Depositor, the Issuing Entity or the Indenture Trustee, respectively, in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Noteholders.”

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